Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “LOOKSMART, LTD.”, FILED IN THIS OFFICE ON THE SECOND DAY OF AUGUST, A.D. 2010, AT 6:06 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2645314 8100	Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 8148142
100794635	DATE: 08-02-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 06:10 PM 08/02/2010 FILED 06:06 PM 08/02/2010 SRV 100794635 – 2645314 FILE

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

LOOKSMART, LTD.

LOOKSMART, LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: The name of the corporation is LookSmart, Ltd. (the “Company”).

SECOND: The original name of this corporation is NetGet, Ltd., and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is July 19, 1996.

THIRD: The Board of Directors of the Company, acting in accordance with the provisions of Section 242 of the DGCL, adopted resolutions amending its Restated Certificate of Incorporation as follows:

1. The first paragraph of Article IV of the Restated Certificate of Incorporation of the Company is hereby amended and restated in its entirety to read as follows:

“The corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the corporation is authorized to issue is 85,000,000 shares. The number of shares of Common Stock authorized is 80,000,000. The number of shares of Preferred authorized is 5,000,000.”

FOURTH: The foregoing Certificate of Amendment has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 222 and 242 of the DGCL.

IN WITNESS WHEREOF, LOOKSMART, LTD. has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by its duly authorized officer this 2nd day of August, 2010.

LOOKSMART, LTD.

/s/ Stephen C. Markowski
Chief Financial Officer